Exhibit 4.2

CHENIERE ENERGY, INC.

and

THE BANK OF NEW YORK MELLON,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 19, 2026

to

Indenture dated as of March 19, 2026

5.200% Senior Notes due 2036

EXHIBITS

Exhibit A-1	FORM OF NOTE
Exhibit A-2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE

THIS FIRST SUPPLEMENTAL INDENTURE dated as of March 19, 2026 (this “First Supplemental Indenture”), is among Cheniere Energy, Inc., a Delaware corporation (the “Issuer”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Issuer has executed and delivered to the Trustee an Indenture, dated as of March 19, 2026 (the “Base Indenture” and as supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer from time to time of its notes to be issued in one or more series unlimited as to principal amount;

WHEREAS, the Issuer has duly authorized and desires to cause to be established pursuant to the Base Indenture and this First Supplemental Indenture a new series of notes;

WHEREAS, Sections 2.01 and 2.04 of the Base Indenture permit the execution of indentures supplemental thereto to establish the form and terms of notes of any series;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Issuer has requested and hereby requests that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes (as defined below) and the Trustee is authorized to execute and deliver this First Supplemental Indenture;

WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and under the Base Indenture and duly issued by the Issuer, the valid obligations of the Issuer and to make this First Supplemental Indenture a valid agreement of the Issuer enforceable in accordance with its terms.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.01 Relation to Base Indenture.

With respect to the Notes (as defined below), this First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Generally.

The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

Section 1.03 Definition of Certain Terms

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Base Indenture.

ARTICLE II.

GENERAL TERMS OF THE NOTES

Section 2.01 Form.

The Notes and the Trustee’s certificates of authentication included therein shall be substantially in the form set forth on Exhibit A-1 or Exhibit A-2 to this First Supplemental Indenture, which are hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued upon original issuance in whole in the form of one or more Global Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.02 Title, Amount and Payment of Principal and Interest.

(a) The Notes shall be entitled the “5.200% Senior Notes due 2036”. The Trustee shall authenticate and deliver (i) the Notes for original issue on the date hereof (the “Initial Notes”) in the aggregate principal amount of $1,000,000,000, and (ii) additional Notes (the “Additional Notes”) for original issue from time to time after the date hereof in such principal amounts as may be specified in an Issuer Order described in this paragraph, which will be part of the same series as the Initial Notes and which will have the same terms (except for the issue date, issue price and, in some cases, the initial interest accrual date and the first Interest Payment Date), in each case upon an Issuer Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.04 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time may not exceed $1,000,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 2.09 of the Indenture). The Initial Notes and any Additional Notes issued and authenticated pursuant to clause (ii) of this paragraph shall constitute a single series of notes for all purposes under the Indenture (collectively, the “Notes”).

(b) The principal amount of each Note shall be payable on July 30, 2036. Each Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of 5.200% per annum. The dates on which interest on the Notes shall be payable shall be January 30 and July 30 of each year, commencing July 30, 2026 (the “Interest Payment Dates”). The regular record date for interest payable on the Notes on any Interest Payment Date shall be January 15 and July 15, as the case may be, next preceding such Interest Payment Date.

(c) Payments of principal of, premium, if any, and interest due on the Notes representing Global Notes on any Interest Payment Date or at maturity will be made available to the Trustee by 11:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

Section 2.03 Transfer and Exchange.

The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.08 of the Base Indenture and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act of 1933, as amended.

ARTICLE III.

FUTURE SUBSIDIARY GUARANTEES

Section 3.01 Future Subsidiary Guarantors.

(a) If at any time following the date of this First Supplemental Indenture any Subsidiary of the Issuer guarantees or becomes a co-obligor with respect to any obligations of the Issuer in respect of the 4.625% Senior Notes due 2028 (the “2028 Notes”) issued under the indenture, dated as of September 22, 2020 (the “2028 Indenture”), between the Issuer and The Bank of New York Mellon, as trustee, then the Issuer shall cause such Subsidiary to promptly execute and deliver a Supplemental Indenture substantially in the form of Exhibit D to the Base Indenture and thereby give a Guarantee and become a “Subsidiary Guarantor,” in each case, with respect to the Notes, which shall be bound by the Guarantee; provided, however, that this Section 3.01 shall cease to be of further force and effect and shall no longer apply from and after the earlier of (i) the 2028 Notes no longer being outstanding or (ii) Section 4.12 of the 2028 Indenture ceasing to be effective, whether by amendment, termination or otherwise.

(b) In the case of clause (a) above, such Supplemental Indenture shall be executed and delivered to the Trustee within 20 Business Days following the date such Subsidiary of the Issuer guarantees or becomes a co-obligor with respect to any obligations of the Issuer in respect of the 2028 Notes.

Section 3.02 Release of Subsidiary Guarantors from Guarantee.

A Subsidiary Guarantor shall be automatically released from its Guarantee upon (i) (x) such Subsidiary Guarantor no longer providing a Guarantee or being a co-obligor with respect to the 2028 Notes (including as a result of the 2028 Notes no longer being outstanding or Section 4.12 of the 2028 Indenture ceasing to be effective, whether by amendment, termination or otherwise) and (y) the delivery by the Issuer to the Trustee of an Officer’s Certificate to such effect or (ii) the satisfaction of any other condition to release as provided for in Section 10.04(a) of the Base Indenture.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

Section 4.01 Ratification of Base Indenture.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 4.02 Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, adequacy or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or of the proceeds thereof.

Section 4.03 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.04 Counterpart Originals.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or by electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this First Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this First Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture, this First Supplemental Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates, Issuer Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or by electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 4.05 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.06 Trust Indenture Act Controls.

Upon registration of the Notes in accordance with the Registration Rights Agreement, if any provision of the Supplemental Indenture limits, qualifies, or conflicts with another provision that is required to be included in the Indenture by the TIA, the required provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

CHENIERE ENERGY, INC.

/s/ Matthew Healey
Name: Matthew Healey
Title: Senior Vice President, Finance and Treasury

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

/s/ April Bradley
Name: April Bradley
Title: Agent

[Signature Page to First Supplemental Indenture]

EXHIBIT A-1

FORM OF NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

No.	$

CUSIP: 16411R AP4

ISIN: US16411RAP47

CHENIERE ENERGY, INC.

5.200% SENIOR NOTES DUE 2036

CHENIERE ENERGY, INC., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of [    ] U.S. dollars ($[ ]), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Note]*, on July 30, 2036 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of 5.200% payable on January 30 and July 30 of each year, to the person in whose name the Note is registered at the close of business on the record date for such interest, which shall be the preceding January 15 and July 15, respectively, payable commencing on July 30, 2026, with interest accruing from March 19, 2026, or the most recent date to which interest shall have been paid.

*	To be included in a Global Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Note are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Note is issued in respect of a series of Notes of an initial aggregate principal amount of $1,000,000,000 designated as the 5.200% Senior Notes due 2036 of the Issuer (the “5.200% Series Notes”) and is governed by the Indenture dated as of March 19, 2026 (the “Base Indenture”), duly executed and delivered by the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture dated as of March 19, 2026, duly executed by the Issuer and the Trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference.

Exhibit A-1-1

This Note shall in all respects be entitled to the same benefits as Definitive Notes under the Indenture.

Upon registration of the Notes in accordance with the applicable registration rights agreement, if and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been signed manually, by facsimile or by pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) by the Trustee under the Indenture.

Exhibit A-1-2

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed.

Dated: March 19, 2026

CHENIERE ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Authorized Signatory

Exhibit A-1-3

[REVERSE OF NOTE]

CHENIERE ENERGY, INC.

5.200% SENIOR NOTES DUE 2036

This Note is one of a duly authorized series of the 5.200% Series Notes hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the 5.200% Series Notes.

1.	Interest.

The Issuer promises to pay interest in cash on the principal amount of this Note at the rate of 5.200% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.

Interest on the notes will accrue at the rate of 5.200% per annum. Interest on the notes will be payable semiannually in arrears on January 30 and July 30 of each year, commencing on July 30, 2026, to the holders of record of those notes at the close of business on the immediately preceding January 15 or July 15, as applicable. Additional interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement, and references to interest payable on the notes in this Note shall include such additional interest. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date of the notes. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose. If the due date for any payment in respect of the notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any interest or other payment as a result of any such delay.

2.	Method of Payment.

The Issuer shall pay interest on the 5.200% Series Notes (except Defaulted Interest) and Additional Interest, if any, to the persons who are the registered Holders at the close of business on January 15 and July 15 immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such

A-1-1

Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such 5.200% Series Notes may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Issuer shall pay principal, premium, if any, and interest and Additional Interest, if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Note (including principal, premium, if any, interest and Additional Interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of 5.200% Series Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Issuer maintained for such purpose, which initially will be at the corporate trust office of the Trustee located at 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration – Cheniere Energy, Inc. Senior Notes, or, at the option of the Issuer, payment of interest or Additional Interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on 5.200% Series Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Note to a Paying Agent to collect payment of principal.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Issuer may act as Paying Agent.

4.	Indenture.

This Note is one of a duly authorized issue of Notes of the Issuer issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the 5.200% Series Notes include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture. The 5.200% Series Notes are subject to all such terms (including the Guarantees set forth in Article X of the Base Indenture), and Holders of 5.200% Series Notes are referred to the Base Indenture, the First Supplemental Indenture and the TIA for a statement of them. The 5.200% Series Notes will be limited to an initial aggregate principal amount of $1,000,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.

5.	Redemption.

At any time or from time to time prior to January 30, 2036 (six months prior to the maturity date of the 5.200% Series Notes) (the “Par Call Date”), the Issuer may, at its option, redeem all or a part of the 5.200% Series Notes, at a redemption price equal to the Make-Whole Price.

A-1-2

“Make-Whole Price,” with respect to any 5.200% Series Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such 5.200% Series Notes to be redeemed; and

(2)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, the Issuer may redeem the 5.200% Series Notes at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 5.200% Series Notes redeemed plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

A-1-3

If on the third business day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the third business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Issuer will notify the Trustee of the redemption price prior to the applicable redemption date, and the Trustee may rely upon the redemption price contained in any such notice. The Trustee will not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.

6.	Denominations; Transfer; Exchange.

The 5.200% Series Notes are to be issued in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer of, or exchange, 5.200% Series Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Person Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

8.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of Holders of not less than a majority in principal amount of the outstanding Notes of each series affected (acting as one class). Without consent of any Holder of a Note, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission,

A-1-4

to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any 5.200% Series Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other 5.200% Series Notes.

9. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 19, 2026, between the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Subsidiary Guarantors, if any, and the other parties thereto, relating to rights given by the Issuer and the Subsidiary Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Issuer and the Subsidiary Guarantors to the extent provided therein.

10. Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the 5.200% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the 5.200% Series Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the 5.200% Series Notes then outstanding may declare the principal amount of all the 5.200% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding 5.200% Series Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the 5.200% Series Notes, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of 5.200% Series Notes may not enforce the Indenture or the 5.200% Series Notes except as provided in the Indenture. The Trustee may require indemnity and/or security satisfactory to it before it enforces the Indenture or the 5.200% Series Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the 5.200% Series Notes then outstanding may direct the Trustee in its exercise of any trust or power.

A-1-5

11.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

12. Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

13. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 5.200% Series Notes as a convenience to the Holders of the 5.200% Series Notes. No representation is made as to the accuracy of such number as printed on the 5.200% Series Notes and reliance may be placed only on the other identification numbers printed hereon.

15.	Absolute Obligation.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

16.	No Recourse.

No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer shall have any personal liability in respect of the obligations of the Issuer under the 5.200% Series Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the 5.200% Series Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 5.200% Series Notes.

17.	Governing Law.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT -
(Cust.)
TEN ENT – as tenants by entireties	Custodian for:
(Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated	Registered Holder

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SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL NOTE*

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary

*	To be included in a Global Note.

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EXHIBIT A-2

FORM OF NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

No.	$

CUSIP: U16344 AE0

ISIN: USU16344AE08

CHENIERE ENERGY, INC.

5.200% SENIOR NOTES DUE 2036

CHENIERE ENERGY, INC., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of [ ] U.S. dollars ($[ ]), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Regulation S Temporary Global Note]*, on July 30, 2036 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of 5.200% payable on January 30 and July 30 of each year, to the person in whose name the Note is registered at the close of business on the record date for such interest, which shall be the preceding January 15 and July 15, respectively, payable commencing on July 30, 2026, with interest accruing from March 19, 2026, or the most recent date to which interest shall have been paid.

*	To be included in a Global Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Note are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Note is issued in respect of a series of Notes of an initial aggregate principal amount of $1,000,000,000 designated as the 5.200% Senior Notes due 2036 of the Issuer (the “5.200% Series Notes”) and is governed by the Indenture dated as of March 19, 2026 (the “Base Indenture”), duly executed and delivered by the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture dated as of March 19, 2026, duly executed by the Issuer and the Trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Note shall in all respects be entitled to the same benefits as Definitive Notes under the Indenture.

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Upon registration of the Notes in accordance with the applicable registration rights agreement, if and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been signed manually by facsimile or by pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) by the Trustee under the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed.

Dated: March 19, 2026

CHENIERE ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

CHENIERE ENERGY, INC.

5.200% SENIOR NOTES DUE 2036

This Note is one of a duly authorized series of the 5.200% Series Notes hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the 5.200% Series Notes.

1.	Interest.

The Issuer promises to pay interest in cash on the principal amount of this Note at the rate of 5.200% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.

The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on January 30 and July 30 of each year or if such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing July 30, 2026. Interest on the 5.200% Series Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from March 19, 2026. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Issuer shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Note, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2.	Method of Payment.

The Issuer shall pay interest on the 5.200% Series Notes (except Defaulted Interest) and Additional Interest, if any, to the persons who are the registered Holders at the close of business on January 15 and July 15 immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such 5.200% Series Notes may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Issuer shall pay principal, premium, if any, and interest and Additional Interest, if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Regulation S Temporary Global Note (including principal, premium, if any, interest and Additional Interest) will be made by wire

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transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of 5.200% Series Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Issuer maintained for such purpose, which initially will be at the corporate trust office of the Trustee located at 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration – Cheniere Energy, Inc. Senior Notes, or, at the option of the Issuer, payment of interest or Additional Interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on 5.200% Series Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Note to a Paying Agent to collect payment of principal.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Issuer may act as Paying Agent.

4.	Indenture.

This Note is one of a duly authorized issue of Notes of the Issuer issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the 5.200% Series Notes include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture. The 5.200% Series Notes are subject to all such terms (including the Guarantees set forth in Article X of the Base Indenture), and Holders of 5.200% Series Notes are referred to the Base Indenture, the First Supplemental Indenture and the TIA for a statement of them. The 5.200% Series Notes will be limited to an initial aggregate principal amount of $1,000,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.

5.	Redemption.

At any time or from time to time prior to January 30, 2036 (six months prior to the maturity date of the 5.200% Series Notes) (the “Par Call Date”), the Issuer may, at its option, redeem all or a part of the 5.200% Series Notes, at a redemption price equal to the Make-Whole Price.

“Make-Whole Price,” with respect to any 5.200% Series Notes to be redeemed, means an amount equal to the greater of:

(3)	100% of the principal amount of such 5.200% Series Notes to be redeemed; and

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(4)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, the Issuer may redeem the 5.200% Series Notes at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the 5.200% Series Notes redeemed plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the third business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call

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Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Issuer will notify the Trustee of the redemption price prior to the applicable redemption date, and the Trustee may rely upon the redemption price contained in any such notice. The Trustee will not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.

6.	Denominations; Transfer; Exchange.

The 5.200% Series Notes are to be issued in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer of, or exchange, 5.200% Series Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Person Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

8.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of Holders of not less than a majority in principal amount of the outstanding Notes of each series affected (acting as one class). Without consent of any Holder of a Note, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any 5.200% Series Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other 5.200% Series Notes.

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9.	Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 19, 2026, between the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Subsidiary Guarantors, if any, and the other parties thereto, relating to rights given by the Issuer and the Subsidiary Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Issuer and the Subsidiary Guarantors to the extent provided therein.

10.	Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the 5.200% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the 5.200% Series Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the 5.200% Series Notes then outstanding may declare the principal amount of all the 5.200% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding 5.200% Series Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the 5.200% Series Notes, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of 5.200% Series Notes may not enforce the Indenture or the 5.200% Series Notes except as provided in the Indenture. The Trustee may require indemnity and/or security satisfactory to it before it enforces the Indenture or the 5.200% Series Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the 5.200% Series Notes then outstanding may direct the Trustee in its exercise of any trust or power.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

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11.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

12.	Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

13.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the 5.200% Series Notes as a convenience to the Holders of the 5.200% Series Notes. No representation is made as to the accuracy of such number as printed on the 5.200% Series Notes and reliance may be placed only on the other identification numbers printed hereon.

15.	Absolute Obligation.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

16.	No Recourse.

No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer shall have any personal liability in respect of the obligations of the Issuer under the 5.200% Series Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the 5.200% Series Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 5.200% Series Notes.

17.	Governing Law.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
(Cust.)
TEN ENT - as tenants by entireties	Custodian for:
(Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated	Registered Holder

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SCHEDULE OF INCREASES OR DECREASES

IN THE REGULATION S TEMPORARY GLOBAL NOTE*

The following increases or decreases in this Regulation S Temporary Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary

*	To be included in a Global Note.

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